Exhibit 99.1

GCP Applied Technologies Revises 2017 Outlook

Company to Report Third Quarter Results on November 2, 2017

CAMBRIDGE, Mass., October 12, 2017 (GLOBE NEWSWIRE) -- GCP Applied Technologies Inc. (NYSE:GCP) today provided a revised outlook for 2017 and preliminary expectations for the third quarter.

The Company has revised its guidance for 2017 as follows:

Full Year 2017 Outlook[1]	Prior	Revised
Net Sales, Constant Currency	Growth of 5% to 8%	Growth of 4% to 6%
Adjusted EBIT	$145 to $160 million	$125 to $135 million
Adjusted EPS[2]	$0.71 to $0.88	$0.60 to $0.65
Adjusted Free Cash Flow	$40 million to $50 million	$25 million to $35 million

1 Revised 2017 GCP guidance figures assume September 2017 FX rates carried forward into the guidance period. Guidance includes forward-looking non-GAAP measures. See below for important information regarding such non-GAAP measures.
2 Assumes 72 million shares outstanding.

For the third quarter of 2017, GCP expects constant currency sales of $276 million to $282 million, Adjusted EBIT of $36 million to $38 million and Adjusted EPS of $0.17 to $0.21.

GCP reduced its outlook for 2017 as a result of weaker than expected construction activity and disruptions to customer operations primarily due to weather events, including Hurricanes Harvey, Irma and Maria, as well as the earthquake in Mexico City. The increase in raw materials prices that the Company has experienced in 2017 was exacerbated by these events, which also caused ongoing supply chain and logistical disruptions. GCP has also been impacted by slower than anticipated conversion of new business, which was expected to offset volume declines in the Asia Pacific region. The new business is under contract and will contribute to 2018 full year results.

GCP expects its cash balance at the end of the year to be approximately $600 million, which includes the impact of repaying approximately $400 million in outstanding balances on its Term Loan and Revolver, capital expenditures, and cash restructuring expenses related to the Darex sale.

The Company’s net income for the third quarter will include a pre-tax gain of approximately $870 million as a result of the sale of its Darex Packaging Technologies segment. GCP estimates net after-tax cash proceeds excluding deal costs of approximately $840 million.

“I am proud of the way our employees responded to the natural disasters we have recently experienced and am pleased that they are all safe, though some have been significantly impacted,” said GCP President and Chief Executive Officer Gregory E. Poling. “Although we are revising our outlook for 2017, I remain confident in our company’s strategic positioning and future opportunities, especially given the strength of our balance sheet following the completion of the Darex sale in July.”

During the third quarter of 2017, the Company also deconsolidated its Venezuela operations due primarily to the continued deterioration of the country’s economic and political environment and the sale of its Darex operations in Venezuela. The deconsolidation is expected to result in a non-cash impairment charge of approximately $35 million. The Company’s revised guidance for 2017 excludes the financial results of its Venezuela operations beginning July 3, 2017.

The Company is in the process of completing its third quarter financial closing procedures. As a result, third quarter actual results may differ from the preliminary expectations in this press release.

Third Quarter 2017 Investor Call

GCP also announced today that it expects to release results for the third quarter on November 2, 2017 at 6:00 a.m. ET. President and Chief Executive Officer Gregory E. Poling and Chief Financial Officer Dean P. Freeman will host a conference call to discuss the results later that day at 10:00 a.m. ET.

The live webcast may be accessed by visiting the “Events and Presentations” section of the company’s website at investor.gcpat.com. The call also may be accessed by dialing +1 (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally. Participants should ask to join the GCP Applied Technologies earnings call.

For those unable to listen to the live conference call, a playback will be available until November 9, 2017. To listen to the playback, please dial +1 (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10112758. A webcast replay will also be available in the “Events and Presentations” section of the company’s website for approximately three months.

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About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Non-GAAP Financial Measures

In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency; Adjusted EBIT; Adjusted Free Cash Flow; and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Company does not provide GAAP earnings on a forward-looking basis, including preliminary expectations for the third quarter of 2017 discussed in this press release, because the Company is unable to estimate with reasonable certainty all of the necessary components of such forward-looking GAAP measures, including unusual or unanticipated charges, expenses or gains, without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Constant currency means current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

Adjusted EBIT (a non-GAAP financial measure) means net income from continuing operations attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments; and certain other items that are not representative of underlying trends. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.

Adjusted Earnings Per Share (a non-GAAP financial measure) means earnings per share ("EPS") from continuing operations on a diluted basis adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustment; tax indemnification adjustments, other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.

Adjusted Free Cash Flow (a non-GAAP financial measure) means net cash provided by or used for operating activities from continuing operations, minus capital expenditures, plus cash paid for restructuring, repositioning and third-party and other acquisition-related costs; cash taxes related to restructuring, repositioning and third-party and other acquisition-related costs; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Adjusted EBIT, Adjusted EPS, and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to improve the quarter-to-quarter comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. GCP compensates for the limitations of this measure by using it together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.

Forward-Looking Statement Disclosure
This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the impact of deconsolidating our Venezuela operations; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Media Relations
Paul Keeffe
+1 617.498.4461
mediainfo@gcpat.com

Investor Relations
Joe DeCristofaro
+1 617.498.2616
investors@gcpat.com